UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2012

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7477 East Dry Creek Parkway Niwot, Colorado		80503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 10, 2012, Crocs, Inc. (the “Company”) and its subsidiaries, Crocs Retail, Inc., Ocean Minded, Inc., Jibbitz, LLC and Bite, Inc. (collectively with the Company, the “Borrowers”) entered into the First Amendment to Amended and Restated Credit Agreement (the “First Amendment”) with the lenders named therein and PNC Bank, National Association (“PNC”), as a lender and administrative agent for the lenders, pursuant to which certain terms of the Amended and Restated Credit Agreement, dated December 16, 2011, were amended. The First Amendment, among other things, (i) extends the maturity date from December 16, 2016 to December 16, 2017, (ii) increases the total commitments under the revolving credit facility from $70 million to $100 million, with the ability to increase commitments to up to $125 million subject to certain conditions, (iii) decreases the revolving interest rate by 50 basis points for both domestic and LIBOR rate loans, (iv) increases the ability of the Company to make stock repurchases from up to $25 million per year to up to $150 million per year, subject to certain conditions, (v) increases the limit for permitted acquisitions from up to $40 million per year to up to $100 million per year, subject to certain conditions, (vi) adds a covenant to maintain unrestricted cash of at least $100 million at all times, subject to limitations, and (vii) amends certain restrictive covenants to be more favorable to the Borrowers.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

As previously disclosed, the Company’s Board of Directors authorized the repurchase of up to 5.5 million shares of the Company’s common stock from time to time. Since November 2012, the Company has repurchased approximately 1.1 million shares for an aggregate price of approximately $14.4 million. During the remainder of 2012, the Company may continue repurchasing shares subject to market conditions and other relevant factors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment to Amended and Restated Credit Agreement, dated December 10, 2012, among Crocs, Inc., Crocs Retail, Inc., Ocean Minded, Inc., Jibbitz, LLC, Bite, Inc., the lenders named therein and PNC Bank, National Association, as a lender and administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: December 10, 2012	By:	/s/ Jeffrey J. Lasher
Jeffrey J. Lasher
Senior Vice President – Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Credit Agreement, dated December 10, 2012, among Crocs, Inc., Crocs Retail, Inc., Ocean Minded, Inc., Jibbitz, LLC, Bite, Inc., the lenders named therein and PNC Bank, National Association, as a lender and administrative agent.